LIMITED PARTNERSHIP AGREEMENT

OF

ALLUVIAL FUND, LP

Dated as of January 1, 2017

ALLUVIAL FUND, LP

TABLE OF CONTENTS

Page

ARTICLE I

GENERAL PROVISIONS

ARTICLE II

LIMITED PARTNERS

ARTICLE III

COMPOSITION AND ADMISSIONS

ARTICLE IV

MANAGEMENT OF PARTNERSHIP; INDEMNIFICATION AND LIMITATION OF LIABILITY

ARTICLE V

CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS

ARTICLE VI

NET PROFITS, NET LOSSES AND OTHER ALLOCATIONS

ARTICLE VII

ALLOCATION OF INCOME FOR TAX PURPOSES

ARTICLE VIII

ARTICLE IX

WITHDRAWALS FROM CAPITAL ACCOUNTS

ARTICLE X

PAYMENTS TO AND BY A PERSON
WHO HAS CEASED TO BE A PARTNER

ARTICLE XI

TRANSFER OF PARTNERSHIP INTERESTS

ARTICLE XII

TERM AND DISSOLUTION OF PARTNERSHIP

ARTICLE XIII

MISCELLANEOUS PROVISIONS

LIMITED PARTNERSHIP AGREEMENT

OF

ALLUVIAL FUND, LP

AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement"), dated January 1, 2017, of Alluvial Fund, LP, a Delaware limited partnership formed on October 12, 2016 (the "Partnership"), by and among Alluvial Capital Management, LLC, a Delaware limited liability company (the "General Partner") and all those parties who are and hereafter become signatories to this Agreement and who have been admitted to the Partnership as set forth in Article III hereof (each a "Limited Partner," and, collectively, the "Limited Partners"). The General Partner and the Limited Partners are collectively referred to as the "Partners."

W I T N E S S E T H:

The parties hereto are partners in the Partnership, formed pursuant to the Delaware Revised Uniform Limited Partnership Act. In consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to the following terms and provisions:

ARTICLE I

GENERAL PROVISIONS

Definitions

The following terms shall have the following meanings for purposes of this Agreement.

"2015 Budget Act" shall mean the Bipartisan Budget Act of 2015 (Pub. L. No. 114-74).

"2015 Budget Act Audit Rules" shall mean the provisions of Subchapter C of Chapter 63 of the Code, as revised by Section 1101 of the 2015 Budget Act, as such provisions may thereafter be amended, and including Treasury Regulations or other guidance issued thereunder.

"Act" shall mean the Delaware Revised Uniform Limited Partnership Act, Title 6, Chapter 17, Section 101 *et seq.* of the Delaware Code, as the same may be amended from time to time.

"*Adjusted Capital Account*" means, with respect to any Partner, the balance in such Partner's Capital Account as of the end of the relevant Determination Period or Fiscal Period, as applicable, after giving effect to the following adjustments: (a) increases in such Capital Account by any amounts which such Partner is obligated to contribute to the Partnership (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to contribute to the Partnership pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5) as of the end of the relevant Determination Period or Fiscal Period; and (b) reductions to such Capital Account by the amount of the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

"Affiliate" shall mean any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Person specified.

"Agreement" shall mean this Limited Partnership Agreement, as well as any supplements and/or addenda hereto.

"Business Day" shall have the meaning ascribed to such term in Section 3.03.

"Capital Account" shall mean, with respect to any Partner, the amount determined from time to time equal to the aggregate total value of all Capital Contributions made by such Partner to the Partnership, subject to all increases and decreases made in accordance with the provisions of this Agreement.

"Capital Contribution" shall mean the total value of cash and agreed fair market value of property contributed to the Partnership by each Partner.

"Certificate" shall have the meaning ascribed to such term in Section 1.01.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Confidential Information" shall have the meaning ascribed to such term in Section 13.07(a).

"Determination Period" shall mean with respect to each Limited Partner's Capital Account the period commencing on the first day of a Fiscal Year and ending on the last day of such Fiscal Year unless (i) initial capital is contributed or deemed contributed to the Partnership by a new Limited Partner on a date other than the first day of the Fiscal Year, in which event the Determination Period with respect to such Limited Partner Capital Account shall commence as of the date of such Capital Contribution, (ii) a full or partial withdrawal of capital from a Limited Partner Capital Account as of a date other than the last day of the Fiscal Year, in which event the Determination Period with respect to the amount of such withdrawal shall end as of the close of business on such date, (iii) the dissolution of the Partnership, in which event the Determination Period shall be as of the close of business on such date, or (iv) the General Partner shall determine in its sole discretion that another meaning, date or treatment shall apply.

"*Early Withdrawal Fee*" shall have the meaning ascribed to such term in 8.01(b).

"Fiscal Period" shall mean with respect to each Interest, that period which ends as of the close of business on the first to occur of (i) the last day of each Fiscal Year of the Partnership, (ii) the date immediately prior to the effective date of the admission of a new Partner, (iii) the date immediately prior to the effective date of an increase in a Partner's Capital Account as a result of an additional Capital Contribution, (iv) the effective date of any full or partial withdrawal of an Interest or a withdrawal of capital from a Partner Capital Account, (v) the date when the Partnership shall dissolve, or (vi) such other date as the General Partner may determine in its sole discretion. Each Fiscal Period shall commence immediately after the close of the preceding Fiscal Period.

"Fiscal Quarter" shall mean the three calendar months ending March 31, June 30, September 30 and December 31, respectively.

"Fiscal Year" shall mean each calendar year ending December 31.

"Gate" shall have the meaning ascribed to such term in 8.01(a).

"General Partner" shall have the meaning ascribed to such term in the preamble.

"Incentive Allocation" shall have the meaning ascribed to such term in Section 6.01(c).

"Indemnified Person" shall have the meaning ascribed to such term in Section 4.03(a).

"Interests" shall have the meaning ascribed to such term in Section 3.02(a).

"Limited Partners" shall have the meaning ascribed to such term in the preamble.

"Liquidator" shall have the meaning ascribed to such term in Section 12.02.

"*Lock-up*" shall have the meaning ascribed to such term in Section 9.01(a).

"Management Fee" shall have the meaning ascribed to such term in Section 4.04.

"Memorandum" shall mean the current Confidential Private Placement Memorandum of the Partnership as amended or supplemented from time to time.

"Net Profits" and "Net Losses" shall mean, for any Determination Period or Fiscal Period, as applicable, the net operating profits or losses (as the case may be) of the Partnership determined in accordance with the provisions of Section 6.02.

"Other Accounts" shall have the meaning ascribed to such term in Section 4.02(c).

"Partners" shall have the meaning ascribed to such term in the preamble.

"Partnership" means the limited partnership governed by this Agreement, as such limited partnership may from time to time be constituted.

"Partnership Representative" shall have the meaning ascribed to such term in Section 13.08(g).

"Person" shall mean any natural person or any corporation, company, governmental authority, limited liability company, partnership, trust, estate, association, unincorporated association, custodian, nominee, or any other individual entity or organization in its own or any representative capacity, or other entity.

"Portfolio Investments" shall mean private investment vehicles or separately managed accounts, which are managed by a Portfolio Manager.

"Portfolio Manager" shall mean any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Investment Manager.

"Proposed Guidance" shall have the meaning ascribed to such term in Section 7.04.

"*Regulations*" means the United States Federal Income Tax Regulations promulgated under the Code.

"Safe Harbor" shall have the meaning ascribed to such term in Section 7.04.

"Subscription Agreement" shall mean the Partnership's subscription agreement, submitted by prospective Limited Partners in accordance with Section 3.03.

"Tax Matters Partner" shall have the meaning ascribed to such term in Section 13.08(a).

"Transfer" shall have the meaning ascribed to such term in Section 11.01(a).

"Transferee" shall have the meaning ascribed to such term in Section 11.01(a).

"Transferor" shall have the meaning ascribed to such term in Section 11.01(a).

"Valuation Date" shall have the meaning ascribed to such term in Section 6.02(b).

"Void Transfer" shall have the meaning ascribed to such term in Section 11.01(b).

"Withdrawal Date" shall have the meaning ascribed to such term in 9.01(a).

Section 1.01 Partnership Name

The name of the Partnership is "Alluvial Fund, LP" or such other name as the General Partner may hereafter designate upon (a) sending notice thereof to the Limited Partners and (b) causing an amendment to the Certificate of Limited Partnership of the Partnership (the "Certificate") to be properly filed in the office of the Secretary of State of the State of Delaware.

Section 1.02 Changes in Certificate

The General Partner shall cause to be prepared and filed any amendments to the Certificate required by the Act, any fictitious name certificates, and any other documents required by, or desirable to comply with, the Act and any other jurisdiction in which the Partnership shall carry on its business or otherwise be required to preserve the limited liability of the Limited Partners. The General Partner shall not be required to mail or otherwise deliver a copy of the Certificate or any amendment to the Certificate to any Limited Partner.

Section 1.03 Purpose

The Partnership's business and general purpose is to (a) carry out an investment strategy that is consistent with the strategy described in the Memorandum, and (b) engage in any lawful act or activity for which a partnership may be organized under the Act.

Section 1.04 Registered Office and Agent for Service of Process

The registered office of the Partnership shall be at c/o A Registered Agent, Inc., 8 The Green, Suite A, Dover, DE, 19901, County of Kent, and the registered agent for service of process at such office shall be A Registered Agent, Inc. Such agent may be changed by the General Partner, in its sole discretion.

Section 1.05 Place of Business

The principal place of business of the Partnership shall be at such place as the General Partner may from time to time determine, in its sole discretion.

Section 1.06 Fiscal Year; Taxable Year

The Fiscal Year is subject to change by the General Partner in its sole discretion. The taxable year of the Partnership shall end on December 31 of each calendar year, unless otherwise required

by applicable law, except for the final taxable year of the Partnership, which shall end on the effective date of dissolution of the Partnership.

ARTICLE II

LIMITED PARTNERS

Section 2.01 No Right to Manage; Voting

No Limited Partner nor any of its legal representatives that have died, been adjudicated incompetent by a court of competent jurisdiction, become bankrupt, or dissolved, shall have (a) any right to participate in the management or control or conduct of the business or affairs of the Partnership or (b) any right or authority to act for or bind the Partnership. No Limited Partner shall have a right to vote with respect to any matter except as specifically set forth in this Agreement or as otherwise required by the Act.

Section 2.02 Liability of Limited Partners

Except as otherwise provided by the Act, a Limited Partner shall not be liable for the payment of any debts or obligations of the Partnership in excess of its Capital Contributions, unless such Limited Partner, in addition to the exercise of its rights and powers as a Limited Partner, participates in the control or conduct of business of the Partnership or knowingly permits its name to be used in the name of the Partnership. No Limited Partner shall be liable to any other Limited Partner for exercising any of its rights under this Agreement.

Section 2.03 Form of Distribution

No Limited Partner shall have the right to demand or receive property, other than cash, or have priority over any other Limited Partner in return of its capital or in respect of any other distribution, except as specifically provided for herein.

ARTICLE III

COMPOSITION AND ADMISSIONS

Section 3.01 Limited Partners

The names and addresses of the Limited Partners shall be set forth in the Schedule of Partners to be kept on file at all times at the principal place of business of the Partnership. A Limited Partner may change its address for purposes of this Agreement upon five (5) days' prior written notice to the General Partner.

Section 3.02 Classes, Sub-Classes, and Series of Interests

(a) The classes of limited partnership interests of the Partnership (the "Interests") offered by the Partnership for investment shall be as described in the Memorandum. Each class of Interests, in the General Partner's sole discretion, may be divided into one or more sub-classes, as described in the Memorandum.

(b) The General Partner, at any time in its sole discretion, may cause the Partnership to offer additional classes, sub-classes, or series of Interests having different rights and privileges from other classes, sub-classes or series of Interests. The issuance of such additional classes, sub-classes, or series shall not require Limited Partner approval. The General Partner, without the approval of any Limited

Partner or any other person, may enter into an agreement with any Limited Partner that has the effect of establishing rights, or altering or supplementing the terms described herein (subject to Section 13.04) or in the Memorandum. Any terms contained in such an agreement shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement or any Subscription Agreement. The Partnership is not required to disclose to Limited Partners the existence of, or details relating to, any such agreement.

Section 3.03 Admission of Limited Partners

Limited Partners may be admitted to the Partnership upon the prior written consent of the General Partner on the first Business Day of any month or such other dates as the General Partner may determine in its sole discretion ("Business Day" means any day on which the major financial exchanges in New York, New York are open for business, or such other day as the General Partner may from time to time determine). In connection with the admission of a Limited Partner to the Partnership, any Limited Partner admitted shall sign, in advance of such admission and as a condition thereto, a copy of this Agreement and/or any supplement or amended version, pursuant to which it agrees to be bound by the terms thereof, and shall complete all documents that may be required by the General Partner for legal, regulatory or other matters, including, without limitation, a copy of the Subscription Agreement.

ARTICLE IV

MANAGEMENT OF PARTNERSHIP; INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 4.01 Actions of the General Partner

Subject to the terms and provisions of this Agreement, the General Partner shall have exclusive responsibility for the management, operation and policies of the Partnership and the authority to take any and all actions and make any and all decisions regarding the business of the Partnership, including, but not limited to, those set forth in Section 4.02. The General Partner may appoint such agents of the Partnership (including affiliates of the General Partner) as the General Partner deems necessary to hold such offices, exercise such powers and perform such duties as shall be determined from time to time by the General Partner, in its sole discretion. The General Partner shall use its best efforts in connection with the purposes and objectives of the Partnership and shall devote so much of its time and effort to the affairs of the Partnership as, in its judgment, may be necessary to accomplish the purposes of the Partnership. Nothing herein contained shall prevent the General Partner or any of its members or officers from conducting any other business, including any business with respect to securities, regardless of whether such business invests in the same or similar securities as the Partnership. Without limiting the generality of the foregoing, the General Partner (including any of its members or officers) may act as an investment adviser or investment manager for others, may manage funds or capital for others, may have, make and maintain investments in their own names or through other entities, and may serve as consultants, partners or stockholders of one or more investment funds, partnerships, securities firms or advisory firms. Neither the Partnership nor any Limited Partner shall have, as a consequence of having entered into this Agreement, any interest in any such business engaged in by the General Partner or its respective members or officers, or have any rights to inspect the business, trading or any other records thereof. It is recognized that in effecting transactions, it may not always be possible, or consistent with the investment objectives of the accounts or other entities described above and of the Partnership, to take or liquidate the same investment positions at the same time or at the same prices.

Section 4.02 Powers of the General Partner

The General Partner shall have the sole power on behalf of the Partnership to take such actions as it deems necessary or advisable to manage the business of the Partnership, including, but not limited to:

(a) invest the Partnership's assets in accordance with the investment strategy described in the Memorandum, including, but not limited to, making indirect investments by allocating a portion of its assets to Portfolio Investments managed by Portfolio Managers;

(b) execute, clear and/or settle securities transactions with or through any broker-dealer and to cause the Partnership to pay commissions (or commission equivalents) to any broker-dealer on such terms and conditions as the General Partner may approve from time to time in its sole discretion;

(c) combine purchase or sale orders on behalf of the Partnership with orders for other accounts to whom the General Partner or any Affiliate provides investment services ("Other Accounts") and allocate the securities or other assets so purchased or sold, on an average price basis, among such accounts;

(d) organize one or more corporations or other entities to hold record title, as nominee for the Partnership (whether alone or together with the Other Accounts), to securities or funds of the Partnership;

(e) perform such other acts (including electing to adjust the basis of Partnership assets for tax purposes) as the General Partner may deem necessary or advisable, or as may be incidental to or necessary for the conduct of the business of the Partnership, including, without limitation, to enter into, make and perform contracts, agreements, undertakings and transactions with the General Partner or any Affiliate;

(f) act as Tax Matters Partner or Partnership Representative for the Partnership (including exercising any of the rights and obligations set forth in Section 13.08);

(g) open, maintain and close bank accounts to direct the payment of monies on behalf of the Partnership;

(h) establish such reserves from Partnership funds as the General Partner, in its sole discretion, may deem necessary or advisable for estimated or accrued expenses, liabilities and contingencies (including in respect of any Portfolio Investment);

(i) delegate to any other Person any power and authority vested in the General Partner pursuant to this Agreement;

(j) engage, and compensate on behalf of the Partnership, consultants, experts, professionals, accountants, administrator, auditors, attorneys, brokers, engineers, custodians, escrow agents, and such other Persons to perform services for the Partnership, which may be Affiliates, and terminate any such engagements;

(k) consult with the Partnership's legal counsel, auditor, administrator, and other experts and service providers selected by the General Partner on behalf of and at the expense of the Partnership, and the opinion or advice of such Persons shall afford full protection and justification for the

General Partner with respect to any determination or action which the General Partner makes, takes or omits to take in good faith reliance upon and in accordance with such opinion or advice;

(l) resolve, in its sole discretion, any ambiguity regarding the application of any provision of this Agreement in the manner it deems equitable, practicable and consistent with this Agreement and applicable law; and

(m) act for the Partnership in all other matters not expressly set forth above but as permitted under the Act.

Section 4.03 Limitation of Liability; Indemnification

(a) Limitation of Liability. None of the General Partner, the Partnership's auditor, administrator, broker-dealer(s) and other trading counterparties and service providers, the Portfolio Investments, the Portfolio Managers, any Person(s) designated pursuant to Section 12.02, or any of their members, officers, employees, shareholders, affiliates, legal representatives or agents (each such Person being hereinafter referred to as an "Indemnified Person") shall be liable to any Partner or the Partnership for (i) any mistake of judgment, (ii) any action or inaction that did not constitute gross negligence or willful malfeasance, (iii) losses due to such mistakes, action or inaction, (iv) losses sustained by reason of any investment or the sale or retention of any security or other asset of the Partnership, including investments with Portfolio Managers through Portfolio Investments, or (v) the negligence, dishonesty or bad faith of any third party broker or agent or independent contractor of the Partnership or any of the Portfolio Managers, provided that such broker or agent or independent contractor or Portfolio Manager was selected, engaged or retained by the Partnership in accordance with the standard of care set forth above. Any Indemnified Person may consult with counsel and/or accountants in respect of Partnership affairs and shall be fully protected and justified in any action or inaction which is taken in good faith upon reliance and in accordance with the advice or opinion of such counsel or accountants, provided that they were selected in accordance with the standard of care set forth above. The foregoing provisions, however, shall not be construed so as to relieve an Indemnified Person of liability to the extent that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4.03 to the fullest extent permitted by law.

(b) Indemnification. The Partnership shall indemnify, defend and hold harmless an Indemnified Person to the fullest extent permitted by law, from and against any and all loss, damage, liability, cost or expense (as incurred and including, without limitation, any judgment, settlement, attorneys' fees and other costs and/or expenses incurred in connection with the defense of any actual or threatened action or proceeding), arising out of, relating to, or in connection with (i) any act or failure to act or alleged act or failure to act by an Indemnified Person arising out of, in connection with or in any way related to the Partnership, (ii) the affairs of the Partnership or (iii) in the case of the General Partner or the Liquidator, any determination or action which the Indemnified Person makes, takes or omits to take in good faith reliance upon and in accordance with the opinion or advice of a third party; provided, however, that the Partnership shall not indemnify any Indemnified Person for any loss, damage, liability, cost or expense (x) arising from the willful misconduct, bad faith or gross negligence of such Indemnified Person, (y) as to which indemnification is barred under federal or state securities laws, Delaware law or other applicable laws, or (z) if applicable, as to their share as a Partner in any losses or expenses of the Partnership. Such attorneys' fees and expenses shall be paid by the Partnership as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined that such Indemnified Person is not entitled to indemnification with respect thereto. The foregoing provisions shall not be construed so as to relieve an Indemnified Person of liability to the extent that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 4.03 to the fullest extent permitted by law.

Section 4.04 Management Fee

In consideration for the General Partner providing the investment manager services to the Partnership described hereunder, each Limited Partner's Capital Account shall be debited monthly in arrears in an amount as set forth in the Memorandum (collectively, the "Management Fee"). The Management Fee shall be prorated for periods less than a month and adjusted for Capital Contributions, but not withdrawals, made during a month. The General Partner may agree to reduce or waive the Management Fee, in its sole discretion, with respect to certain Limited Partners. The General Partner may reallocate all or any portion of the Management Fee to another party (including any Limited Partner) in its sole discretion.

ARTICLE V

CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS

Section 5.01 Capital Accounts

(a) Each Partner shall have a separate Capital Account and the initial balance of such account shall be zero, and adjusted as hereinafter provided. Each Capital Account shall be maintained in accordance with the principles of Regulations Section 1.704-1(b)(2)(iv).

(b) At the beginning of each Determination Period or Fiscal Period, as applicable, the Capital Account of each Partner shall be increased by (i) the amount of any Capital Contributions contributed (or deemed contributed) by such Partner to the Partnership (net of any liabilities of such Partner assumed by the Partnership or which are secured by property contributed by such Partner to the Partnership), and (ii) the amount of any Partnership liabilities assumed by such Partner, as of the first day of such Determination Period or Fiscal Period, as applicable. At the end of each Determination Period or Fiscal Period, as applicable, the Capital Account of each Partner shall be increased (x) by the amount debited or credited to the Capital Account of such Partner pursuant to Sections 6.01 and 6(A).01, and (y) by the amount of any items that are specially allocated to such Partner pursuant to Article VII.

(c) At the end of each Determination Period or Fiscal Period, as applicable, the Capital Account of each Partner shall be (i) reduced by (A) the amount of all distributions (or deemed distributions) as of the effective date of such distribution or deemed distribution (including pursuant to Section 12.01) (net of any Partnership liabilities secured by any Partnership property distributed to such Partner), and (B) the amount of all withdrawals or exclusions as of the effective date of the withdrawal or exclusion, as the case may be, (ii) increased or decreased by the amount debited or credited to the Capital Account of such Partner pursuant to Sections 6.01 and 6(A).01, and (iii) increased or decreased by the amount of any items that are specially allocated to such Partner pursuant to Article VII.

(d) In determining the amount of any liability for purposes of determining Capital Account balances hereof, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.

(e) Upon the occurrence of those certain events listed in Regulation Section 1.704-1(b)(2)(iv)(f)(5), the General Partner shall cause an increase or decrease of the Capital Accounts of the Partners to reflect a revaluation of Partnership property on the Partnership's books, but only to the extent any such Capital Account adjustment complies with the conditions contained in Regulation Section 1.704-1(b)(2)(iv)(f)(1) through (5) (including, but not limited to compliance with Regulation Section 1.704-1(b)(2)(iv)(g)).

(f) The provisions of this Section 5.01 and the other provisions of this Agreement relating to the creation and maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and notwithstanding anything to the contrary contained herein, will be interpreted and applied in a manner consistent therewith. In the event the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with the Code or the Regulations, the General Partner may make the modification provided that such modification is not likely to have a material effect on the amounts that would be distributable to any Partner. The General Partner may also: (i) make any adjustments to the Capital Accounts that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of capital reflected on the Partnership's balance sheet, as computed for book purposes, and (ii) make any appropriate modifications to the Capital Accounts in the event unanticipated events might otherwise cause this Agreement and any related agreements not to comply with Regulations Section 1.704-1(b).

Section 5.02 Capital Contributions

Contributions to the capital to the Partnership shall be made in cash or, if approved by the General Partner, in securities acceptable to the General Partner in its sole discretion, or partly in cash and partly in securities acceptable to the General Partner in its sole discretion; such securities to be valued in accordance with the provisions of Section 6.02(b). Each Limited Partner who has contributed or may contribute securities to the Partnership shall furnish, prior to the date of any such contribution, evidence satisfactory to the General Partner as to the dates of acquisition of such securities, the unencumbered ownership thereof and their adjusted basis thereof for federal income tax purposes. The minimum initial and additional Capital Contribution for any Limited Partner shall be as set forth in the Memorandum.

Section 5.03 Additional Contributions to Capital

Except as provided in Section 13.01 hereof, no Limited Partner shall be required to make additional Capital Contributions to the Partnership. However, a Limited Partner may, with the written consent of the General Partner, make additional Capital Contributions to the Partnership in the amounts set forth in the Memorandum and as of the first Business Day of any calendar month, or on any other date as the General Partner may determine in its sole discretion.

ARTICLE VI

NET PROFITS, NET LOSSES AND OTHER ALLOCATIONS

Section 6.01 Allocation of Net Profits, Net Losses and Other Items

As of the close of business on the last Business Day of each Determination Period or Fiscal Period, as applicable, the following determinations and allocations shall be made:

(a) The Net Profits of the Partnership shall be allocated to the Partners in proportion to their respective positive Capital Account balances as of the opening of business on the first day of such Determination Period or Fiscal Period, as applicable (after adjusting the Capital Accounts for any Capital Contributions pursuant to Sections 5.02 and 5.03 that are effective as of or prior to such date, but not for any withdrawals or distributions pursuant to Article VIII, that are effective as of or subsequent to such date).

(b) The Net Losses of the Partnership shall be allocated to the Partners in proportion to their respective positive Capital Account balances as of the close of business on the last day of such Determination Period or Fiscal Period, as applicable (after adjusting the Capital Accounts for any Capital

Contributions pursuant to Sections 5.02 and 5.03 that are effective as of or prior to such date, but not for any withdrawals or distributions pursuant to Article VIII which are effective as of or subsequent to such date), until the balances of the Capital Accounts of the Partners are reduced to zero.

(c) If in any Determination Period the Net Profits allocated to the Capital Account of a Limited Partner pursuant to Section 6.01(a) exceed the Net Losses allocated to such Limited Partner's Capital Account pursuant to Section 6.01(b), then there shall be reallocated to the account of the General Partner as of the end of the Determination Period an amount equal to 20.0% of such excess, if any, which exceeds a 6% Cumulative Net Gain for such Limited Partner during the same Fiscal Year (the "Incentive Allocation"); provided, however, that the Incentive Allocation will be subject to a loss carryforward limitation, such that no amount shall be reallocated from the Capital Account of a Limited Partner to the General Partner's account pursuant to this Section 6.01 until the Net Profits for a future Determination Period exceed the sum of such Limited Partner's loss carryforward amount. The loss carryforward amount applicable to the Determination Period for a particular Limited Partner shall be the sum of all prior Net Losses allocated to such Limited Partner's Capital Account not offset by Net Profits; provided, however, that the loss carryforward amount shall be reduced proportionally to reflect any withdrawals from such account by the Limited Partner; provided, further, that any additional Capital Contributions by a Limited Partner shall not affect the loss carry forward account with respect to its previous Capital Contributions. The total amount allocated to the General Partner pursuant to this Section 6.01(c) shall be credited as of the end of each Determination Period to the Capital Account of the General Partner and debited to the Capital Accounts of such Limited Partners as the General Partner may determine, or, with respect to a Limited Partner who has withdrawn all or a portion of their Interests effective as of any date other than the last day of such Fiscal Period, reallocated as of the close of business on the last day of the Fiscal Period in which such withdrawal occurs.

(d) The General Partner, in its sole discretion, may waive, reduce, or structure differently, the Incentive Allocation for any Limited Partner. The General Partner may reallocate all or any portion of the Incentive Allocation to another party (including any Limited Partner) in its sole discretion. The Incentive Allocation shall be made prior to any withdrawal by or distribution to a Limited Partner (except in the case of a Limited Partner who is receiving a portion of the Incentive Allocation otherwise owing to the General Partner).

(e) For purposes of determining the Incentive Allocation, if a partial withdrawal from a Capital Account by a Limited Partner results in a Determination Period ending on a day other than the last day of a Fiscal Year, the Incentive Allocation shall be calculated on the withdrawn capital amount only and the Incentive Allocation with respect to the balance of such account shall occur at the close of the Fiscal Year and shall cause the General Partner to make appropriate adjustments with respect to the calculation of Net Profit and/or other items affecting such Capital Account so as to fairly compute such Incentive Allocation.

Section 6.02 Determination of Net Profits and Net Losses

"Net Profits" or "Net Losses" of the Partnership shall mean the net operating profits or net operating losses, as the case may be, for a Determination Period or Fiscal Period, as applicable, determined on the accrual basis of accounting and further in accordance with the following:

(a) Net Profits and Net Losses shall include realized and unrealized profits and losses with respect to all securities positions (including interest income, option premiums and dividends) and investments in Portfolio Investments, and all other items of income and expense, gain and loss incurred by the Partnership. In such computation, realized and unrealized profits and losses shall mean for each position held in a security during any Determination Period or Fiscal Period, as applicable, the realized or unrealized

appreciation or the realized or unrealized depreciation, as the case may be, with respect to such position, determined by comparing the net proceeds from the closing or deemed closing of such position or the market value of such position at the end of such Determination Period or Fiscal Period, as applicable with (i) the cost of such position if established during such Determination Period or Fiscal Period, as applicable, or (ii) if such position was established during a prior Determination Period or Fiscal Period, as applicable, the market value of such position at the end of the last preceding Determination Period or Fiscal Period, as applicable.

(b) The net asset value of the Partnership and the Capital Accounts will be calculated by the Partnership's administrator, in consultation with the General Partner, as of the last Business Day of each month at or at such other date as the General Partner may determine (each a "Valuation Date") in accordance with the following policies and principles:

(i) no value will be assigned to goodwill;

(ii) any security that is listed or quoted on any securities exchange or similar electronic system and regularly traded thereon will be valued at its last traded price on the relevant Valuation Date or, if no trades occurred on such day, at the closing bid price, as at the relevant Valuation Date, and as adjusted in such manner as the General Partner, in its discretion, thinks fit, having regard to the size of the holding, and where prices are available on more than one exchange or system for a particular security the price will be the last traded price or closing bid price, as the case may be, on the exchange which constitutes the main market for such security or the one which the General Partner, in its discretion, determines provides the fairest criteria in ascribing a value to such security;

(iii) investments, other than securities, which are dealt in or traded through a clearing firm or an exchange or through a financial institution will be valued by reference to the most recent official settlement price quoted by that clearing house, exchange or financial institution. If there is no such price, then the average will be taken between the lowest offer price and the highest bid price at the close of business on any market on which such investments are or can be dealt in or traded, provided that where such investments are dealt in or traded on more than one market, the General Partner may determine in its discretion which market shall prevail;

(iv) any security that is not listed or quoted on any securities exchange or similar electronic system or if, being so listed or quoted, is not regularly traded thereon or in respect of which no prices as described above are available, will be valued at its probable realization value as determined by the General Partner in good faith having regard to its cost price, the price at which any recent transaction in the security may have been effected, the size of the holding having regard to the total amount of such security in issue, and such other factors as the General Partner in its discretion deems relevant in considering a positive or negative adjustment to the valuation;

(v) investments, other than securities that are not dealt in or traded through a clearing firm or an exchange or through a financial institution will be valued on the basis of the latest available valuation provided by the relevant counterparty;

(vi) deposits will be valued at their cost plus accrued interest;

(vii) net profits and net losses from new issues will be credited or debited to the net asset value of only those classes and sub-classes of Interests approved to receive such net profits and net losses in the sole discretion of the General Partner;

(viii) any value (whether of an investment or cash) otherwise than in United States dollars will be converted into United States dollars at the rate (whether official or otherwise) which the General Partner in its discretion deems applicable as at close of business on the relevant Valuation Day, having regard, among other things, to any premium or discount which they consider may be relevant and to costs of exchange;

(ix) Portfolio Investments shall be valued based upon valuations provided by the Portfolio Manager of the relevant Portfolio Investment (or the Portfolio Investment's administrator). Notwithstanding the foregoing, the General Partner, in its sole discretion, may opt to rely on its own valuation of an interest in a Portfolio Investment or other entity held by the Partnership, if, in the discretion of the General Partner, such valuation of the Partnership's interest does not accurately reflect its fair or current market value; and

(x) the General Partner may, in its sole discretion, permit any other method of valuation to be used if it considers that such method of valuation better reflects value and is in accordance with good accounting practice.

(c) Any Incentive Allocation determined with respect to a particular Limited Partner's Capital Account shall be charged against the net asset value of such Capital Account when computing the net asset value. Other fees and expenses shall be allocated *pro rata* among Capital Accounts based on their respective net asset values, or otherwise in the sole discretion of the General Partner.

(d) The General Partner has delegated to the Partnership's administrator the determination of the net asset value of the Partnership and the Capital Accounts. In determining the net asset value of the Partnership or a Capital Account, the Partnership's administrator will follow the valuation policies and procedures adopted by the Partnership as set out in (b)(i)-(x) above. If and to the extent that the General Partner is responsible for or otherwise involved in the pricing of any of the portfolio securities or other assets in which the Partnership, directly or indirectly invests, the Partnership's administrator may accept, use and rely on such prices in determining the net asset value of the Partnership or a Capital Account and shall not be liable to the Partnership, any Limited Partner, the General Partner or any other Person in so doing.

(e) There shall be deducted in computing Net Profits the Management Fee payable to the General Partner and estimated expenses for accounting and legal services in respect of the particular Determination Period or Fiscal Period, as applicable (whether performed therein or to be performed thereafter), and such reserves for estimated or accrued expenses, liabilities and contingencies (including in respect of any Portfolio Investment), if any, in connection therewith, as the General Partner shall determine in its good faith discretion.

Section 6.03 Amendment of Incentive Allocation

The General Partner shall have the right to amend, without the approval of the Limited Partners, any provision of this Agreement with respect to the Incentive Allocation so that it conforms to any applicable requirements of the Securities and Exchange Commission, Internal Revenue Service and any other regulatory authority.

ARTICLE VII

ALLOCATION OF INCOME FOR TAX PURPOSES

Section 7.01 Income Tax Allocations

For federal income tax purposes, items of taxable income, gain, loss, deduction and credit shall be allocated to the Partners in a manner determined by the General Partner in its good faith discretion to correspond to the allocation of the Net Profit and Net Loss and other items allocated pursuant to Section 6.01 and with respect to which such items relate; provided that such allocations shall be consistent with the principles of Section 704(b) and (c) of the Code and the Regulations promulgated thereunder.

Section 7.02 Special Allocations

(a) Section 704(c) Allocations. In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, deduction and credit, as calculated for federal income tax purposes, with respect to Partnership property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners under any reasonable method selected by the General Partner so as to take account of any variation between such property's adjusted federal income tax basis and its agreed fair market value. Any elections or other decisions relating to such allocations shall be made by the General Partner in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.02 are solely for federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of the Net Profits, Net Losses, or other items or distributions pursuant to any provision of this Agreement.

(b) Items of income, deduction, gain, loss or credit shall be allocated for federal income tax purposes among the Partners in such manner as to reflect equitably amounts credited or debited to each Partner's Capital Account for the current and prior Determination Periods or Fiscal Periods (or relevant portions thereof), as applicable.

(c) Unrealized gains or losses from prior Determination Periods or Fiscal Periods, as applicable, which have been credited or charged to a Partner's Capital Account shall, when realized, be allocated as nearly as possible for federal income tax purposes to reflect such prior allocation to a Partner's Capital Account.

(d) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article VII, if there is a net decrease in "partnership minimum gain" (within the meaning of Section 1.704-2(b)(2) of the Regulations) for any Determination Period or Fiscal Period, as applicable (except as a result of conversion or refinancing of Partnership indebtedness, certain Capital Contributions or revaluation of the Partnership property as further outlined in Regulation Section 1.704-2(f)(2), (3), (4) and (5) of the Regulations), each Partner shall be specially allocated items of Partnership income and gain for such Determination Period or Fiscal Period, as applicable (and, if necessary, subsequent Determination Periods or Fiscal Periods, as applicable) in an amount equal to that Partner's share of the net decrease in "partnership minimum gain" as determined under Section 1.704-2(g) of the Regulations. Allocations pursuant to this Section 7.02(d) shall be made in proportion to and to the extent of such Partner's share of the net decrease in Partnership Minimum Gain during such Determination Period or Fiscal Period, as applicable. This Section 7.02(d) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(e) Minimum Gain Chargeback Attributable to Partner Nonrecourse Debt. Notwithstanding any other provision of this Article VII to the contrary, in the event that there is a net decrease in "Partner Nonrecourse Debt Minimum Gain" (within the meaning of Section 1.704-2(i)(2) of the Regulations) during any Determination Period or Fiscal Period, as applicable, except as provided in Section 1.704-2(i) of the Regulations, items of Partnership income, gain, loss and deduction shall be allocated among the Partners in such manner as the General Partner, in its sole discretion, determines to be required pursuant to Regulations Section 1.704-2(i) (including allocation of "nonrecourse deductions" or "partner nonrecourse deductions" and implementation of a "minimum gain chargeback" or "partner minimum gain chargeback" as defined in such Regulations).

(f) Loss Limitation and Qualified Income Offset. Notwithstanding any other provision of this Section 7.02 to the contrary, the amount of items of Partnership expense and loss allocated pursuant to this Section 7.02 to any Partner shall not exceed the maximum amount of such items that can be so allocated without causing such Partner to have a deficit in its Adjusted Capital Account (or increasing such a deficit) at the end of any Determination Period or Fiscal Period, as applicable (as determined taking into account the expected items described in Section 1.704-1(b)(2)(ii)(d) of the Regulations). All such items in excess of this limitation shall be allocated first to Partners who would not have a deficit in their Adjusted Capital Accounts, *pro rata*, until no Partner would be entitled to any further allocation, and thereafter to the General Partner. If at the end of any Determination Period or Fiscal Period, as applicable an Adjusted Capital Account deficit of a Limited Partner is created or increased by an unexpected adjustment, allocation or distribution, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate such deficit balances as quickly as possible. The foregoing is intended to comply with the requirements for the alternate test for economic effect contained in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g) Gross Income Allocation. If a Partner has a Capital Account deficit as of the last day of any Determination Period or Fiscal Period, as applicable, which is in excess of the sum of the amount such Partner is obligated to restore to the Partnership (or is deemed to be obligated to restore pursuant to Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)), each such Partner shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this paragraph shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 7.02 have been made as if this paragraph was not in the Agreement.

(h) Offsetting Allocations. Any special regulatory allocations of income, gain, loss or deduction pursuant to Sections 7.02 (d), (e), (f) or (g) shall be taken into account in computing subsequent allocations under this Article VII so that the net amount of any items so allocated, to the extent possible, shall be equal to the net amount that would have been allocated to each such Partner if such special allocations had not been made. This Section 7.02(h) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from the application of the special regulatory allocations and shall be interpreted in a manner consistently therewith.

(i) Notwithstanding paragraph (b) of this Section 7.02, if the Partnership realizes (or is deemed to realize) gains or losses (including short-term gains and losses) for federal income tax purposes ("gains" or "losses") for any Determination Period or Fiscal Period, as applicable, during or as of the end of which one or more Partners withdraws all or a portion of capital from the Partnership, the General Partner may elect to specially allocate such gains or losses in an amount equal to the difference between that Partner's Capital Account (or portion thereof being withdrawn) at the time of the withdrawal and the tax basis for its or its Interest at that time (or proportionate amount thereof); provided, however, that the General Partner may, without the consent of the Limited Partners, (i) alter the allocation of any item of taxable income, gain, loss, deduction or credit in any specific instance where the General Partner, in its sole

discretion, determines such alteration to be necessary or appropriate to avoid a materially inequitable result and/or (ii) adopt such other method of allocating tax items as the General Partner determines is necessary or appropriate, in its sole discretion, in order to be consistent with the spirit and intent of the Regulations under Sections 704(b) and 704(c) of the Code.

(j) Notwithstanding anything contained herein to the contrary, allocations under this Section 7.02 shall be made pursuant to the principles of Section 704(b) and 704(c) of the Code, and Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such sections and Regulations and the General Partner shall be given sole discretion to make such adjustments to the allocation of Partnership income or loss for federal income tax purposes so that the allocations comply with those permitted under Subchapter K of the Code to achieve "substantial economic effect."

Section 7.03 Section 754 Election

The General Partner or its designee may, in its sole discretion, elect under Code Section 754 to adjust the basis of Partnership assets upon a distribution of Partnership property as described in Code Section 734 or a Transfer by a Partner of such Partner's Interest as described in Code Section 743.

Section 7.04 Profits Interests

Each Partner, by executing this Agreement, agrees that: (a) when and if proposed Regulations Section 1.83-3(1) and the proposed revenue procedure contained in Notice 2005-43, 2005-24 I.R.B. 1 (together, the "Proposed Guidance") become effective, the Partnership is authorized and directed to elect the safe harbor described therein, under which the fair market value of any interest in the Partnership that is transferred in connection with the performance of services shall be treated as being equal to the liquidation value of that interest (the "Safe Harbor"), and (b) while the election described in clause (a) remains effective, the Partnership and each of the Partners (including any Person to whom an interest in the Partnership is transferred in connection with the performance of services) shall comply with all requirements of the Safe Harbor described in the Proposed Guidance with respect to all interests in the Partnership that are transferred in connection with the performance of services.

ARTICLE VIII

EXPENSES

Section 8.01 Organizational and other Expenses of the Partnership

The General Partner is responsible for its own administrative expenses including, but not limited to, office space, furniture and fixtures, telephone, certain compensation, certain employee insurance, certain payroll taxes, and supplies. The Partnership will bear its investment-related expenses and its *pro rata* share of any Portfolio Investment expenses, including, without limitation, transaction fees and costs, research fees and expenses, accounting and regulatory compliance, and operational expenses such as legal, audit and tax preparation expenses, any taxes, filing fees, Partnership-related insurance costs (including D&O and E&O insurance), administration and custody fees and expenses, brokerage commissions, and the purchase, sale or transmittal of assets, as the General Partner determines in its sole discretion. The Partnership will not be responsible for the costs of its organization, including legal expenses.

Section 8.02 Portfolio Investment Management Fees and Incentive Compensation

To the extent the Partnership invests its assets in Portfolio Investments managed by an affiliate of the General Partner, the Limited Partners will not be subject to the Management Fee or Incentive Allocation at the Partnership level; provided, however, that the Limited Partners will still be responsible for any management fees or incentive compensation of the Portfolio Investment.

ARTICLE IX

WITHDRAWALS FROM CAPITAL ACCOUNTS

Section 9.01 Voluntary Withdrawal

(a) A Limited Partner shall have the right to withdraw all or a portion of its Capital Account on or after the first anniversary of the date of the Partnership's acceptance of the Limited Partner's initial or additional capital contribution, applied separately to each such contribution (the "Lock-up"). The Lock-up may be reduced or waived by the General Partner in its sole discretion for any Limited Partner. Thereafter, a Limited Partner may withdraw all or a portion of its Capital Account, upon at least sixty (60) calendar days' prior written notice to the General Partner and the Partnership's administrator as of the end of each subsequent Fiscal Quarter (each, a "Withdrawal Date"); provided, however, that if withdrawal requests are received in respect of any Withdrawal Date for more than 25% of the net asset value of the Partnership as of such date, the General Partner may, in its sole discretion, (i) cause the Partnership to satisfy all such withdrawal requests or (ii) reduce all withdrawal requests *pro rata* in accordance with the withdrawing Limited Partners' Capital Accounts so that only 25% (or more, at the sole discretion of the General Partner) of the net asset value of the Partnership is withdrawn (the "Gate"). A withdrawal request that is not satisfied as of a Withdrawal Date because of the Gate shall not be automatically satisfied as of the next Withdrawal Date and shall be subject to the same overall limitation regarding the Gate on such subsequent Withdrawal Date and shall have no priority over any new withdrawal requests for such subsequent Withdrawal Date.

(b) If the General Partner determines in its sole discretion to permit a withdrawal prior to the expiration of the Lock-up, a fee of 5% of the amount of the withdrawal (adjusted to reflect the applicable Incentive Allocation, if any, credited to the Capital Account of the General Partner as a consequence of such withdrawal) shall be deducted from the withdrawing Limited Partner's Capital Account (the "Early Withdrawal Fee"). The Partnership shall treat a withdrawal of a portion of a Limited Partner's Capital Account as if it related first to each capital contribution that is no longer subject to the Early Withdrawal Fee (*i.e.*, first in, first out method). The Early Withdrawal Fee shall be retained by the Partnership (as if earned as income on the assets of the Partnership) and shall be allocated to the other Limited Partners in the Partnership on a *pro rata* basis. The Early Withdrawal Fee may be reduced or waived for certain Limited Partners in the sole discretion of the General Partner.

(c) Without limiting the foregoing, no withdrawal will be permitted if such withdrawal would result in, or would present a material risk that, the assets of the Partnership would be deemed to constitute "plan assets" for purposes of ERISA.

(d) Partial withdrawals may not reduce a Limited Partner's Capital Account balance below $100,000 unless the General Partner determines otherwise in its sole discretion.

(e) Subject to the foregoing limitations, the Partnership will distribute an amount equal to at least 90% of the net asset value of such Capital Accounts within thirty (30) Business Days following the applicable Withdrawal Date, with the remainder being paid (subject to audit adjustments) promptly after

completion of the Partnership's audited financial statements for the applicable calendar year. The General Partner intends to meet such terms for withdrawals of less than all of a Limited Partner's Capital Account, but reserves the right, in its sole discretion, to distribute such amounts on other terms, as it determine in good faith. No interest will be paid with respect to any amount held back. The Interests withdrawn will be subject to accrual of the Management Fee and Incentive Allocation calculated as of the applicable Withdrawal Date.

(f) The General Partner does not intend to suspend or delay withdrawals, but may, in its sole discretion, suspend or delay withdrawals under certain extraordinary circumstances, including, but not limited to (i) when it is not reasonably practicable to determine the net asset value of the Partnership, which may result from difficulty in obtaining valuations from Portfolio Managers in respect of Portfolio Investments; (ii) in circumstances where the Partnership's assets may not be fairly valued due to extreme market conditions; (iii) during any period when the Partnership or any Portfolio Investment is unable to repatriate funds for the purposes of making payments on withdrawals or the realization of investments held by the Partnership or the Portfolio Investment cannot be effected at normal prices or normal rates of exchange; (iv) if necessary, in the General Partner's opinion, to comply with applicable anti-money laundering laws and regulations; or (v) if the General Partner in good faith determines that the withdrawals may have a material adverse effect on the Partnership. The General Partner may establish reserves for estimated or accrued expenses, liabilities and contingencies (including in respect of any Portfolio Investment) that could reduce the amount of a distribution upon withdrawal.

Section 9.02 Limited Partner Mandatory Withdrawal

The General Partner may, at any time, require any Limited Partner to withdraw all or a portion of such Limited Partner's Capital Account by giving not less than five (5) days' written notice to the Limited Partner or without notice in the case of a determination by the General Partner that such Limited Partner's continued participation in the Partnership may cause adverse tax, legal, regulatory or reputational effects (including with respect to ERISA) to the Partnership or any Partner or a violation of any law, regulation or policy (including, without limitation, applicable anti-money laundering laws and/or anti-terrorist financing and regulations). A Limited Partner subject to this Section 9.02 shall be entitled to receive the value of such Limited Partner's Capital Account, computed as of the date on which such mandatory withdraw shall become effective after giving effect to all adjustments thereto, as set forth in this Agreement.

Section 9.03 Distributions in Cash or in Kind

All distributions to a Limited Partner by reason of withdrawals from the Partnership shall be made in cash or, in the sole discretion of the General Partner, in securities selected by the General Partner or partly in cash and partly in securities as determined by the General Partner, in its sole discretion.

ARTICLE X

PAYMENTS TO AND BY A PERSON WHO HAS CEASED TO BE A PARTNER

Section 10.01 Payment on Death, Bankruptcy or Legal Incapacity of any Partner

In the event that the General Partner receives notice that within sixty (60) days following the end of the Fiscal Quarter that a Partner has died or become bankrupt or legally incapacitated, the General Partner may, in its sole discretion, elect to withdraw such Limited Partner from the Partnership at the end of the Fiscal Year during which such event occurs. The Partnership shall distribute the balance of such

Partner's Capital Account in accordance with the provisions of Section 9.01 to such Partner or to the legal representative of such Partner.

Section 10.02 Reserve for Liability and Payment of Prior Determination Period or Fiscal Period Items by Person Who Has Ceased to be a Partner

The right of any exiting, deceased, bankrupt or legally incapacitated Limited Partner (or its legal representative) to have distributed the balance of such Limited Partner's Capital Account in all instances shall be subject to retention by the Partnership of a reserve, in such amount as shall be determined by the General Partner, in its sole discretion, for Partnership liabilities and for other estimated or accrued expenses, liabilities and contingencies (including in respect of any Portfolio Investment). Upon the determination of the General Partner that such reserve (or portion thereof) is no longer required, there shall be distributed to such Partner its proportionate share of the reserve which is no longer required.

ARTICLE XI

TRANSFER OF PARTNERSHIP INTERESTS

Section 11.01 Restrictions on Transfer

(a) No Limited Partner, directly or indirectly, may sell, transfer, assign, pledge, dispose of, grant a security interest in, mortgage, hypothecate, encumber or permit or suffer any encumbrances on all or any portion of its Interests, including any interest in the profits or capital (the commission of any such act, or any such similar act in relation to a Person's beneficial interest in the Partnership, being referred to as a "Transfer;" any Person who effects a Transfer being referred to as a "Transferor;" and any Person to whom a Transfer is effected being referred to as a "Transferee"), without the prior written consent of the General Partner, which the General Partner in its sole discretion may withhold for any or no reason; provided, however, that a transfer of Interests by operation of law to an individual's estate upon its death shall be permitted provided the same causes no adverse regulatory impact to the Partnership; provided, further, that such Transferee shall not be admitted as a Limited Partner (and accordingly shall be entitled only to its interest in the profits or capital of the Partnership and no other rights) without the prior written consent of the General Partner, which the General Partner in its sole discretion may withhold for any or no reason. Notwithstanding the foregoing, the General Partner will not consent to a Transfer of an Interest or a portion of an Interest if there is a risk that any such Transfer would violate securities laws or result in the Partnership being treated as a "publicly traded partnership" taxable as a corporation for U.S. federal income tax purposes.

(b) Any Transfer made other than in accordance with the terms of this Agreement (a "Void Transfer") shall be void, and neither the Partnership nor the General Partner shall be required to recognize any equitable or other claims to such interest on the part of the Transferee thereof. Any amounts otherwise distributable to a Limited Partner pursuant to Section 9.01 hereof, in respect of a direct or indirect interest in the Partnership that has been transferred in violation of this Section 11.01, may be withheld by the General Partner following the occurrence of a Void Transfer until the Void Transfer has been rescinded, whereupon the amount withheld shall be distributed without interest. An agreement or offer to sell which is by its terms conditioned upon compliance by the Transferor with the terms of this Agreement, including receiving the consent provided for in this Section 11.01, shall not be considered a Void Transfer.

Section 11.02 Transferee's Agreement to be Bound

Any Transfer of all or any part of a Limited Partner's interest in the Partnership with the prior written consent of the General Partner shall not be effective until such Transferee executes an

appropriate supplement to this Agreement pursuant to which such Transferee agrees to be bound by the terms and provisions of this Agreement and deliver such other documentation (including opinions of counsel) as the General Partner may require.

Section 11.03 Other Conditions

(a) Any Transfer of all or any part of an interest in the Partnership shall not be effective until the Transferor, at the request of the General Partner (i) pays the Partnership's expenses (including attorneys' fees) in connection with such Transfer, and (ii) delivers to the Partnership an opinion, satisfactory in form and substance to the General Partner, from counsel satisfactory to the General Partner, and at the Transferor's or Transferee's expense, to the effect that such transaction will not violate the Securities Act or any other applicable federal or state securities laws or otherwise, or result in the Partnership being treated as a "publicly traded partnership" taxable as a corporation for U.S. federal income tax purposes.

(b) The Transferor and the Transferee of such Transferor's interest shall, at the request of the General Partner, make all filings required to be made by them, respectively, with any governmental agency or other authority in connection with such Transfer, and the General Partner is authorized to make such filings on their behalf if not timely made by them.

Section 11.04 Transferee's Capital Account; Apportionment of Taxes

Any Transferee shall assume the Capital Account balance, any book-tax difference for purposes of Section 704(c) of the Code and the Regulations thereunder, and all other rights or responsibilities under this Agreement of its Transferor.

ARTICLE XII

TERM AND DISSOLUTION OF PARTNERSHIP

Section 12.01 Term of Partnership

The term of the Partnership shall commence upon the filing of the Certificate and shall continue for a period ending upon the earliest to occur of: (i) a determination by the General Partner that the Partnership should be dissolved as hereinafter provided; (ii) the bankruptcy, insolvency or dissolution of the General Partner; and (iii) the withdrawal of the General Partner, unless the General Partner designates a substitute general partner for the Partnership within thirty (30) days of such withdrawal, such designation to be in the sole discretion of the General Partner.

Section 12.02 Dissolution of Partnership

The Partnership may be dissolved at any time by the General Partner, and thereupon the affairs of the Partnership shall be promptly wound up by the General Partner. The bankruptcy or dissolution of the General Partner shall dissolve the Partnership, and the affairs of the Partnership shall be wound up by the Person or Persons previously designated by the General Partner (which may be the General Partner itself) or, if the General Partner has made no such designation, by the other Person or Persons designated by Limited Partners owning a majority in interest of the Capital Accounts of all the Limited Partners as of the date of dissolution of the Partnership. Such Person or Persons shall take all steps necessary or appropriate to wind up the affairs of the Partnership as promptly as practicable thereafter. Such Person or Persons, which may be the General Partner, is hereinafter referred to as the "Liquidator." Neither the admission of Partners nor the exit, bankruptcy, dissolution, death or incapacity of a Limited Partner shall dissolve the Partnership.

Section 12.03 Procedure on Winding Up

(a) Upon the winding up of the Partnership, a full accounting of the assets and liabilities of the Partnership shall be taken and the assets of the Partnership shall be liquidated to the extent determined by the Liquidator and, as promptly as practicable, the cash proceeds thereof shall be applied in the following order of priority to the extent consistent with the Act:

(i) to the payment of all debts to non-Partners, taxes, obligations and liabilities of the Partnership including the expenses of liquidation;

(ii) to the payment of all debts to Partners; and

(iii) to the payment to Partners of their remaining Capital Accounts in proportion to the amounts thereof (subject to the reallocation to any Limited Partner of any Management Fees or Incentive Allocation otherwise owing to the General Partner, which has not previously been so reallocated).

(b) In the winding up of the Partnership the Liquidator may establish reserves for estimated or accrued expenses, liabilities and contingencies (including in respect of any Portfolio Investment) in an amount determined by the Liquidator and, upon the satisfaction of such contingent liabilities, the amounts, if any, remaining in such reserves shall be distributed as provided in subparagraphs (a)(ii) and (iii) of this Section 12.03.

(c) Distributions to a Partner pursuant to subsection (a)(ii) may be in installments and shall be made in cash or, in the discretion of the Liquidator, in securities selected by the Liquidator, or partly in cash and partly in securities selected by the Liquidator.

(d) Upon the winding up of the Partnership, the name of the Partnership and its goodwill shall not be appraised, sold or otherwise liquidated but shall remain the exclusive property of the General Partner.

(e) As promptly as possible after the completion of the winding up of the Partnership, the Liquidator shall cause to be prepared and forwarded to each Partner a final statement and report of the Partnership.

(f) If the Partnership is wound up by a Liquidator other than the General Partner, the Liquidator shall be entitled to reasonable compensation for his services in winding up the Partnership.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01 Withholding Taxes

Any taxes, fees or other charges the Partnership is required to withhold under applicable law with respect to any Partner shall be withheld by the Partnership (and paid to the appropriate governmental authorities) and shall be deducted from the Capital Account of such Partner as of the last day of the Determination Period or Fiscal Period, as applicable, with respect to which such amount is required to be withheld as a "deemed distribution" out of such Capital Account. If any Partner's Capital Account has a negative balance as a result of the deemed distributions made to such Partner pursuant to this Section 13.01, such Partner shall contribute to the capital of the Partnership cash in an amount equal to such

negative balance within ten (10) days after notice from the General Partner of such negative balance.

Section 13.02 Maintaining Books of Account

Proper and complete books of account shall be kept at all times and shall be open to inspection by any Limited Partner or its agent on reasonable notice at reasonable times during office hours.

Section 13.03 Audit of Books

The books of account and records of the Partnership shall be audited as of the end of each Fiscal Year by independent certified public accountants designated from time to time by the General Partner, in its sole discretion.

Section 13.04 Merger and Amendments

This Agreement together with the agreements referred to herein contain the entire agreement among the Partners with respect to the subject matter hereof, and supersede all prior agreements and understandings, written or oral, between the parties with respect thereto, whether or not relied or acted upon. No course of conduct pursued or acquiesced in, and no oral agreement or representation subsequently made, by the Partners, and no usage of trade, shall amend this Agreement or impair or otherwise affect any Partner's obligations, rights and remedies pursuant to this Agreement. This Agreement may be amended by the General Partner without the consent of the Limited Partners in any manner that does not materially adversely affect the rights of any Limited Partner. In the event the General Partner is required to obtain Limited Partner consent, it may rely upon a negative consent.

Section 13.05 Notices

All notices provided for under this Agreement shall be in writing and shall be deemed to have been duly given as of the date of postmark if sent by first-class mail or overnight delivery service to such Partner's address as set forth in the Schedule of Partners in the files of the Partnership as of the date of such notice. If an email or facsimile address has been provided by a Partner, such address may be used by the sender and such correspondence shall be deemed to have been duly given when sent.

Section 13.06 Reports

The General Partner shall furnish to the Partners unaudited monthly statements regarding the Partnership's overall performance after the end of each month and audited financial reports of the Partnership prepared by the Partnership's independent certified accountants promptly after the end of each Fiscal Year. In addition, as promptly as practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a report indicating the amounts representing its respective share of net long-term capital gain or loss, net short-term capital gain or loss, operating profit or loss and dividends for purposes of reporting such amounts for income tax purposes, and any other item of income, gain, loss or deduction reportable to the Limited Partners.

Section 13.07 Confidentiality

(a) In connection with the organization of the Partnership and its ongoing business, Limited Partners may receive or have access to confidential proprietary information concerning the Partnership including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like ("Confidential Information"), which is proprietary in nature and non-public. No Limited Partner, nor any affiliate of any Partner, shall disclose or

cause or permit to be disclosed any Confidential Information to any Person nor use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Partnership and except as otherwise required by any regulatory authority, law or regulation, or by legal process.

(b) Notwithstanding anything to the contrary contained in this Agreement or in the Memorandum, Limited Partners may disclose to any and all Persons, without limitation of any kind, the federal, state and local income tax treatment of the Partnership, any fact that may be relevant to understanding the federal, state and local income tax treatment of the Partnership, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local income tax treatment other than the name of the parties or any other Person named herein or information that would permit identification of the parties or such other Persons, and any pricing terms or other nonpublic business or financial information that is unrelated to the federal, state or local income tax treatment of the Partnership and is not relevant to understanding the federal, state or local income tax treatment of the Partnership. Prior to making any disclosure required by law, regulation or regulatory agency, each Limited Partner shall use its reasonable best efforts to notify the General Partner of such disclosure. Prior to any disclosure to any authorized representative or beneficial owner, each Limited Partner shall use its reasonable best efforts to advise such authorized representative or beneficial owner of the obligations set forth in this Section 13.07.

Section 13.08 Tax Matters Partner and 2015 Budget Act Audit Rules

(a) The General Partner hereby is designated as the "Tax Matters Partner" under the Code for the Partnership. Each Partner, by the execution of this Agreement, consents to such designation. Notwithstanding any other provision of this Agreement, the Tax Matters Partner, in its capacity as Tax Matters Partner, shall have no authority with respect to matters subject to the 2015 Budget Act Audit Rules.

(b) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Partner, to the Internal Revenue Service, and shall keep each Partner informed of any administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for U.S. federal income tax purposes (such an administrative proceeding referred to hereinafter as a "tax audit" and such a judicial proceeding referred to hereinafter as "judicial review"). If the Tax Matters Partner, on behalf of the Partnership, receives a notice with respect to a tax audit from the Internal Revenue Service of any partnership or limited partnership in which the Partnership has or had an interest, the Tax Matters Partner shall promptly forward a copy of such notice to the Partners or former Partners who hold or held interests in the profits or losses of the Partnership for any taxable year to which the notice relates.

(c) The Tax Matters Partner is hereby authorized, but not required to:

(i) enter into any settlement with respect to any tax audit or judicial review;

(ii) in the event that a notice of a final administrative adjustment (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment;

(iii) intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv) file a request for an administrative adjustment with the Internal Revenue Service at any time and, if any part of such request is not allowed by the Internal Revenue Service, to file a petition for judicial review with respect to such request;

(v) enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(vi) take any other action on behalf of the Partners in connection with any administrative or judicial tax proceeding to the extent permitted or required by applicable law or regulations.

(d) The Tax Matters Partner and the Partnership Representative shall have no obligation to provide funds for the purpose of contesting any tax audit or final adjustment, intervening in any action, or seeking an administrative adjustment or judicial review. The taking of any action and the incurring of any expense by the Tax Matters Partner or the Partnership Representative in connection with any such proceeding, except to the extent required by law, is a matter in the discretion of the Tax Matters Partner or the Partnership Representative and the provisions on limitation of liability set forth in Section 4.03(a) hereof shall be fully applicable to the General Partner in its capacity as the Tax Matters Partner and the Partnership Representative.

(e) The Tax Matters Partner and the Partnership Representative shall be empowered to make or revoke any elections now or hereafter required or permitted to be made by the Code or any state or local law, and to decide any question arising under such Code or laws with respect to this Partnership or to this Agreement which are not specifically and expressly provided for in this Agreement.

(f) The Partnership will not elect, under Section 1101(g)(4) of the 2015 Budget Act or otherwise, for any portion of the 2015 Budget Act Audit Rules to apply to the Partnership for any taxable years beginning before January 1, 2018.

(g) The General Partner shall be the "partnership representative" of the Partnership within the meaning of Section 6223 of the Code (as amended by the 2015 Budget Act) (the "Partnership Representative") for any period during which the Partnership is permitted or required to have a Partnership Representative and shall serve as such until its successor is duly designated by the General Partner. The Partnership Representative shall have authority to take any action that may be taken by a "partnership representative" under the 2015 Budget Act Audit Rules.

(h) The Partnership Representative will, on a reasonably timely basis, provide the Partnership with copies of all notices received by the Partnership Representative in connection with any proceeding or potential adjustment relating to the Partnership that is subject to the 2015 Budget Act Audit Rules. With respect to any proceeding or potential adjustment subject to the 2015 Budget Act Audit Rules, the Partnership shall, on a reasonably timely basis, provide each Partner with copies of all notices received by the Partnership or the Partnership Representative from the Internal Revenue Service.

(i) To the maximum extent permitted under the 2015 Budget Act Audit Rules, as reasonably determined by the Partnership Representative in consultation with the Partnership's tax advisers, either (i) the Partnership will elect, and each Partner will cooperate in electing, under Section 6226(a) of the Code (as amended by the 2015 Budget Act) or otherwise, for Section 6225 of the Code (as amended by the 2015 Budget Act) not to apply, and for each Partner to take any adjustment into account as provided in Section 6226(a) of the Code (as amended by the 2015 Budget Act) or (ii) upon the request of the Partnership Representative, each Partner will file any amended U.S. federal income tax return and pay any tax owing in connection therewith in accordance with Section 6225(c)(2) of the Code (as amended by the 2015 Budget Act).

Section 13.09 Binding Effect of Agreement

This Agreement shall be binding on the successors, assigns and the legal representatives of each of the Partners.

Section 13.10 Counterparts

This Agreement may be executed in more than one counterpart with the same effect as if the Partners executing the several counterparts had all executed one document.

Section 13.11 Power of Attorney

Each Limited Partner for itself hereby irrevocably constitutes and appoints the General Partner as its true and lawful attorney in fact in its name, place and stead, to make, execute, sign and/or file:

(a) the Certificate and any amendment to the Certificate or this Agreement or termination thereof which is or may be required by the Act or in order to effectuate any change in the membership of the Partnership or in the capital contributions of the Partners, or the change in the allocations as provided for herein and any ministerial matters;

(b) any documents required by reason of the dissolution of the Partnership;

(c) any application, certificate, certification, report or similar instrument or document required to be submitted by or on behalf of the Partnership to any governmental or administrative agency or body, to any securities exchange, board of trade, clearing corporation or association or similar institution or to any self-regulatory organization or trade association;

(d) any and all instruments relating to the admission of additional Limited Partners pursuant to this Agreement; and

(e) all such other instruments, documents and certificates which, in the opinion of legal counsel retained by the General Partner (or its substitute), may from time to time be required by the laws of the United States of America, the State of Delaware or any other state in which the Partnership shall determine to do business, or any political subdivision or agency thereof, or which said legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid and subsisting existence and business of the Partnership.

This designation of attorney is coupled with an interest and shall (i) continue in full force and effect notwithstanding the subsequent death or incapacity of the undersigned, regardless of whether the Partnership or the General Partner (or its substitute) shall have had notice thereof, and (ii) survive the delivery of an assignment by any Limited Partner of the whole or any portion of the Limited Partner's interest in the Partnership, except that where the assignee thereof has been approved by the General Partner of the Partnership for admission to the Partnership as a substituted limited partner, the provisions of this Section 13.11 shall, as to the transfer or Limited Partner, survive the delivery of such assignment for the sole purpose of enabling the General Partner (or its substitute) to execute, acknowledge and file any instrument necessary to effect such substitution.

Notwithstanding anything in this Section 13.11 to the contrary, said attorney-in-fact is not by this Section 13.11 granted any authority on behalf of a Limited Partner to amend this Agreement in any way that materially adversely affects a Limited Partner.

Section 13.12 Grammatical Construction

Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 13.13 Governing Law

This Agreement shall be governed by and construed both as to validity and enforceability in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof or of any other jurisdiction.

Section 13.14 Separability

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

Section 13.15 Headings

The section and other headings of this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 13.16 Waiver

No failure of a Partner to exercise, and no delay by a Partner in exercising, any right or remedy under this Agreement shall constitute a waiver of such right or remedy. No waiver by a Partner of any such right or remedy under this Agreement shall be effective unless made in a writing duly executed by all Partners.

(*Signature Page Follows*)

IN WITNESS WHEREOF, the undersigned has signed this Agreement as of the date first written above.

GENERAL PARTNER:
for itself

Alluvial Capital Management, LLC

By: ______________________
David Waters

(*General Partner Signature Page to Limited Partnership Agreement*)

IN WITNESS WHEREOF, the undersigned has signed this Agreement as of the date set forth below.

LIMITED PARTNER:

Signature line for Individual:

____
(Signature of Joint Tenant, Joint Investor or Tenant in Common, if any)

By:______________________________
Print Name:______________________________

____
Print Name of Joint Tenant, Joint Investor, Tenant in Common, if any.)

Signature line for Corporation, Partnership, Trust, Employee Benefit Plan, or other entity:

By: [signature]
Print Name: Steven K. Kiel for Willow Oak Asset Management, LLC and Sitestar Corporation

DATE: 12/27/16

ACCEPTED BY:

GENERAL PARTNER:

Alluvial Capital Management, LLC

By: [signature]
David Waters

DATE: 12/27/2016

(Limited Partner Signature Page to Limited Partnership Agreement)